UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 21, 2007

AMBIENT CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-23723	98-0166007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

79 CHAPEL STREET, NEWTON, MASSACHUSETTS, 02458
(Address of principal executive offices)

617- 332-0004
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01

OTHER EVENTS

At a special meeting of the stockholders of Ambient Corporation (the “Company”) held on September 21, 2007, to consider and approve an amendment to the Company’s Certificate of Incorporation to increase the number of shares of common stock, par value $0.001 (“Common Stock”) that the Company may issue from time to time, at which meeting approximately 88% of the Company’s Common Stock outstanding as of the record date of August 15, 2007 participated, the proposal received the requisite number of shares of Common Stock voting in favor and was duly passed.  The increase in authorized Common Stock will become effective upon the filing with the Secretary of State in Delaware of an amendment to the Company’s Certificate of Incorporation reflecting such increase. The Company intends to present such amendment to the Delaware Secretary of State today for filing.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

 (d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBIENT CORPORATION

Dated: September 24, 2007	By:	/s/ John Joyce
John Joyce
Chief Executive Officer